RESOLUTION OF THE SOLE DIRECTOR OF

                           ALFA UTILITY SERVICES INC.


                            SHARE ALLOTMENT AND ISSUE


RESOLVED:

that the subscription of:


        JOSEPH ALFANO for the aggregate of 100 common shares in the capital of the Corporation, ALFA UTILITY SERVICES INC.

which has been presented to the directors and which is annexed hereto, be and the same is hereby accepted;

RESOLVED:

that the directors of the Corporation hereby fix the sum of $nil.00 in lawful money of Canada as the aggregate consideration for the allotment and issue of the said share subscribed as aforesaid;

RESOLVED:

that the following shares in the capital of the Corporation be and the same are hereby allotted and issued to the undernoted subscribers in the respective number of shares set opposite each of their names, as follows:

   ALLOTTEES                                    NUMBER & CLASS OF SHARES

JOSEPH ALFANO                                        100 common



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RESOLVED:

that upon the Corporation receiving the sum of $100.00 in respect of the foregoing shares, the said shares shall be issued as fully paid and non-assessable.

Pursuant to the provisions of the Business Corporations Act, R.S.O. 1990, the foregoing resolutions are hereby executed by the sole director of the Corporation.

DATED the 1st day of June, 2001


                                                              /S/ JOSEPH ALFANO
                                                              -----------------
                                                              JOSEPH ALFANO






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